SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2003

FIRST COMMUNITY FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation)

0 - 24024                                                                 91-1277503
(Commission File Number)                        IRS Employer Identification No.

721 College St. S.E.
 P.O. Box 3800
Lacey, WA  98509
            (Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code:  (360) 459-1100

Item 4 - Changes in Registrant’s Certifying Accountant

                                                a)             On March 25, 2003, the Audit Committee of the Board of Directors of First Community Financial Group, Inc. (“Registrant”) engaged the accounting firm of Moss Adams LLP as independent accountants for the Registrant for the fiscal year 2003.  At that time, the Board notified McGladrey and Pullen LLP (“McGladrey”) that McGladrey would not be retained to serve as the Registrant’s independent public accountants for the fiscal year 2003.  McGladrey will continue to perform other non-auditing functions for the Registrant.

                                                b)            McGladrey’s reports on the Registrant’s consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                                                c)             During the two most recent fiscal years and interim period prior to March 25, 2003, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey’s satisfaction, would have caused it to make reference to the subject matter in connection with its reports on the Registrant’s consolidated financial statements for such years, and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

d)                                                During the Registrant’s two most recent fiscal years and interim period prior to March 25, 2003, the Registrant did not consult Moss Adams LLP regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matter or reportable event that would be required to be reported in this Current Report on Form 8-K.

e)                                                The Registrant has provided McGladrey with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of McGladrey’s letter, dated March 27, 2003, stating its agreement with such statements.

Item 7 - Financial Statements and Exhibits

                                                (a)           Financial statements - not applicable.

                                                (b)           Pro forma financial information - not applicable.

                                                (c)           Exhibit:

                                                                  (16)                 Letter from McGladrey & Pullen LLP dated March 27, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 31, 2003

FIRST COMMUNITY FINANCIAL GROUP, INC.

By:	/s/ Ken F. Parsons
Ken F. Parsons, President & CEO